EXHIBIT 10.1

                               SUBLEASE AGREEMENT


THIS SUBLEASE AGREEMENT is entered into as of July 12, 2000, by and between Creative Publishing international, Inc. a Minnesota corporation ("CPi") and Lightning Rod Software, Inc., a Minnesota corporation ("Subtenant").

                                    RECITALS:

Creative Publishing international, Inc. is the "Tenant" of certain premises located at 5900 Green Oak Drive, Minnetonka, Minnesota, consisting of approximately 60,000 square feet located in a building of approximately 60,000 square feet (the "Entire Premises"), pursuant to that certain lease dated June 1, 1997 and amended from time to time (the "Prime Lease"), whereby Green Oak Associates is the "Lessor" ("Prime Landlord"). A copy of the Prime Lease and all amendments is attached hereto as Exhibit A.

Subtenant desires to sublease a portion (the "Premises") of the Entire Premises from CPi and CPi is willing to sublet the Premises to Subtenant, pursuant to the terms of this Sublease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sublease. CPi hereby subleases the Premises to Subtenant. The Premises consists of the entire first floor of approximately 20,000 square feet, less that portion of the first floor cross-hatched on the floor plan attached as Exhibit B, which shall be used as a common entrance area by both parties. This Sublease also permits use of the Entire Premises parking lot, as limited by Section 17 hereof.
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2.       Prime Lease.

                  (a) This Sublease is subject to the terms and conditions of the Prime Lease. Subtenant shall keep and perform promptly each of the terms, covenants, conditions, provisions and agreements of the Tenant under the Prime Lease insofar as they are applicable to the use and occupancy of the Premises. Notwithstanding anything in this Sublease to the contrary, the only services or rights to which Subtenant is entitled pursuant to this Sublease are those to which CPi is entitled under the Prime Lease, and for all such services and rights, Subtenant will look to Prime Landlord, provided, however, that Subtenant will provide CPi with (a) a copy of any written notice Subtenant provides to Prime Landlord or which Prime Landlord provides to Subtenant pertaining to Subtenants use or occupancy of the Premises, and (b) notice of any material unwritten communication to or with prime Landlord pertaining to Subtenants use or occupancy of the Premises, each of which shall be provided no later than 24 hours following such notice to communication to or with Prime Landlord. Subtenant represents that it has read and is familiar with the terms of the Prime Lease.

            (b) The following provisions of the Prime Lease are incorporated herein and made a part of this Lease. Except as specifically mentioned, for purposes of incorporation herein, references in the indicated provisions to Lessor shall refer to CPi, references to the Tenant shall refer to the Subtenant, and references to the Leased Premises shall refer to the Premises.

                  (i)      Article VI, Section 1.

                  (ii) Article VIII, Section 2, except that wherever consent is required, the consent of both Prime Landlord and CPi must be obtained.

                  (iii) Article IX, Section 1, except the last sentence thereof and except that wherever consent is required, the consent of both Prime Landlord and CPi must be obtained, and the date "April 5, 1994," shall be amended to read "the Commencement Date of this Sublease.".

                   (iv)    Article X, Section 3.

                    (v) Article XIII, Section 1, except that references to Lessor shall include both the Prime Landlord and CPi, and without limiting the generality of the language contained in Article XIII, CPi shall at all times have access to the boiler room located in the Premises and designated as such on Exhibit B.

                   (vi) Article XIV, except that Subtenant's indemnity shall extend to both Prime Landlord and CPi.

                  (vii) Article XV, except that Subtenant's waiver shall benefit both Prime Landlord and CPi.

                 (viii)    Article XX.

                   (ix)    Article XXI.

                    (x)    Article XXII.


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                   (xi)    Article XXIII.

                  (xii)    Article XXX.

                 (xiii)    Article XXXI.

                  (xiv)    Article XXXIII.

                   (xv)    Article XXXIV.


3. Term. The term of the Sublease ("Term") shall commence as of August 1, 2000 ("Commencement Date") and terminate as of May 31, 2002. Rent shall commence to accrue October 1, 2000. Notwithstanding the foregoing, if the Prime Lease is earlier terminated for any reason, this Sublease shall terminate as of the termination of the Prime Lease.

4. Base Rent. Subtenant shall pay base rent to CPi in the monthly amount of $18,750.00 through May 2001, and $19,583.34 from June 1, 2001 through May 31, 2002. Base Rent shall be due and payable in advance on the twenty-fifth (25th) day of each month for the following month during the Term ("Base Rent"), commencing on September 25, 2000 for the month of October, 2000. Provided Subtenant makes prompt payment of Base Rent to CPi as required pursuant to this Section 4, CPi shall pay Prime Lease Base Rent to Prime Landlord.

5. Additional Rent. Subtenant shall also pay 33% ("Subtenant's Proportionate Share") of (a) all amounts owing by CPi to Prime Landlord under the Prime Lease as Additional Rent; and (b) all Operating Expenses, as defined in Article V. Section 1(b) of the Prime Lease (substituting "CPi" for "Lessor" therein) which are paid for by CPi to parties other than Prime Landlord. Specifically and not by way of limitation, Subtenant shall pay to CPi Subtenant's Proportionate Share of Monthly Operating Adjustment as described in Article III, Section 1 of the Prime Lease. Subtenant's Proportionate Share of Monthly Operating Adjustment is currently approximately $10,000. Subtenant's Proportionate Share of Monthly Operating Adjustment is due and payable on the twenty-fifth (25th) day of each month for the following month during the Term, commencing on September 25, 2000 for the month of October, 2000. Provided Subtenant makes prompt payment of Subtenant's Proportionate Share of Monthly Operating Adjustment to CPi as required pursuant to this Section 5, CPi shall pay the Monthly Operating Adjustment to Prime Landlord as and when due. Subtenant acknowledges that such Monthly Operating Adjustment is subject to adjustment pursuant to the Prime Lease and Subtenant shall pay to CPi Subtenant's Proportionate Share billed by Prime Landlord for Operating Cost and Tax Cost during the Term of this Sublease. After the determination of Actual Operating Costs and Actual Tax Costs as provided in Article III,
         Section 2 of the Prime Lease, Subtenant shall pay Subtenant's Proportionate Share of any additional payment due from CPi to Prime Landlord and shall be entitled to a reimbursement of Subtenant's


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         Proportionate Share of any reimbursement from Prime Landlord to CPi
         (proportionately reduced in either case for any year during which this Sublease is in effect for less than the full year).

6. Utilities. Subtenant shall pay Subtenant's Proportionate Share of all utilities for the Premises to CPi on the 25th of every month. CPi shall pay directly to the provider of any utility(ies) all charges for the same, on or before the date such payment(s) are due.

7. Use. The Premises shall be used only for office purposes and for no other use, so long as such use is in compliance with all applicable laws, ordinances and governmental regulations affecting the Premises. Without limiting the provisions of any other portion of the Sublease, Subtenant specifically covenants and warrants that it will comply with all provisions of Article VIII, Section 1 ("Use of Premises") of the Prime Lease except the film, video, and photography use described in the first sentence of Article VIII of the Prime Lease. Subtenant shall comply with the provisions of Article XI of the Prime Lease as to the Premises.

8. Public Liability Insurance. Subtenant shall comply with the public liability insurance requirements set forth in Article XXXII, Section 1 ("Tenant Insurance") of the Prime Lease, provided, however, that any insurance policy shall also name CPi as a named insured. On or before the Commencement Date, Subtenant all provide to CPi written evidence of such insurance coverage, in the form of either a copy of a policy of insurance or a certificate of insurance evidencing the required coverages and insured parties.

9. Condemnation. If the Premises should be taken under the power of eminent domain, CPi shall cause the Prime Landlord to perform its obligations under Article XXVII of the Prime Lease. Rent shall be abated only to the extent of such abatement of Additional Rent as to the Premises to which CPi is entitled under the Prime Lease. If the Prime Lease is terminated under Article XXVII of the Prime Lease, the Sublease shall also terminate.

10. Damage to the Premises. If the Premises should be damaged by any cause described in Article XXVIII of the Prime Lease, CPi shall cause Prime Landlord to perform its obligations under Article XVIII. Rent shall be abated only to the extent of such abatement of Additional Rent as to the Premises to which CPi is entitled under the Prime Lease. If the Prime Lease is terminated under Article XXVIII, the Sublease shall also terminate.

11. Indemnification. Except for consequences resulting from acts or omissions of CPi, in addition to any indemnification and hold harmless agreements set forth in the Prime Lease, Subtenant hereby agrees to pay and to protect, indemnify and hold CPi harmless from and against any liabilities, damages, costs, expenses (including any and all attorney's fees and expenses), causes of action, suits, claims, demands or

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         judgments of any nature whatsoever brought, made or otherwise claimed by any person or entity (including Subtenant, which hereby specifically releases CPi from the same) and arising from injuries to and/or death of persons and/or damage to property on or from the Premises or the building in which the Premises are located or the parking lot serving the Entire Premises. In any suit, proceeding, demand or action as to which CPi may seek indemnity from Subtenant, upon notice from CPi of the commencement of such suit, proceeding, demand or action, Subtenant will assume and defense thereof with counsel reasonably satisfactory to CPi. In addition, Subtenant hereby agrees to pay and to protect, indemnify and hold CPi harmless from and against any defaults under the Prime Lease caused by the acts or omissions of Subtenant.

12. As Is Condition. Subtenant has inspected the Premises and the parking available to the Premises and accepts them in their AS IS condition. CPi makes no representation or warranties, express or implied, regarding the physical condition or state of repair of the Premises, except that it has no knowledge of physical condition or state of repair that is materially inconsistent with the intended use of the Premises as set forth in Section 7 herein. CPi will shampoo the carpeting as reasonably required prior to the Commencement Date of the Lease. Subtenant specifically agrees that, except for such shampooing, CPi has no obligation to make any improvement, alteration or repair to the Premises. Except for a breach of CPi representations and warranties contained in this Sublease, Subtenant hereby releases CPi from any and all liability regarding the condition of the Premises. Subtenant further covenants to comply with all requirements regarding the condition of the Premises as of the termination of the Sublease, pursuant to the terms and conditions of the Prime Lease, including without limitation the provisions of Article XX, Section 1 ("Tenant to Surrender Premises in Good Condition") of the Prime Lease.

13. Further Assignment/Subletting. Subtenant shall have no right to assign this Sublease or further sublet the Premises, in whole or in part. Any attempt to so assign this Sublease or further sublet the Premises shall be an immediate default of this Sublease.

14. Security Deposit. Subtenant has deposited with CPi the sum of $40,000, to secure the full and faithful performance of all the terms and conditions of this Sublease by Subtenant ("Security Deposit"). If Subtenant shall default pursuant to this Sublease, CPi may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate CPi for any loss or damage which CPi suffer by reason of such default. If CPi so uses or applies all or any portion of the Security Deposit, Subtenant shall immediately upon written demand deposit cash with CPi in an amount sufficient to restore the Security Deposit to the full amount stated in this Section 14. CPi shall not be required to keep the Security Deposit separate from its general accounts and subtenant shall not be entitled to interest on the Security Deposit. Within (a) thirty (30) days after the expiration of the Term and the vacation of the Premises by Subtenant or (b) a reasonable time after any earlier termination of this Sublease and the vacation of the Premises by Subtenant, the Security Deposit or such part as has not been applied to cure the default, shall be returned to Subtenant.

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15.      Notices. Notices given hereunder shall be in writing and delivered in person or sent by United States certified or registered mail, postage prepaid to the parties at the following addresses:

         If to Tenant:                 Creative Publishing international, Inc.
                                       5900 Green Oak Drive
                                       Minnetonka, MN 55343
                                       Attn:  John Hudgens

         If to Subtenant:              Lightning Rod Software, Inc.
                                       5900 Green Oak Drive
                                       Minnetonka, MN 55343
                                       Attn:  Jeff Skie

         Except where indicated to the contrary in this Sublease, any notice required pursuant to this Sublease shall be deemed to be given when personally delivered or, if mailed, on the date postmarked.

16. Subtenant Improvements. Subtenant may not make any alterations, additions, installations or changes in and to the Premises or attach any signs or equipment to the Premises (collectively, "Alterations") without prior written consent of CPi, which consent CPi may withhold in its sole discretion which consent of CPi will not unreasonably withheld, and of Prime Landlord. Any approved Alterations and the Subtenant Improvements shall be at Subtenant's sole cost and expense and shall either (a) be removed by Subtenant or (b) remain on and be surrendered with the Premises as a part thereof at the termination of this Sublease, as Prime Landlord shall direct. All approved Alterations and the Subtenant Improvements shall be done in a good and workmanlike manner, in compliance with applicable laws, building codes and regulations, shall not weaken any structural portions of the Premises, and Subtenant shall not permit any laborer's, mechanic's, or materialmen's liens to attach to the Premises by reason of the Alterations or the Subtenant Improvements or for any reason whatsoever.

17. Parking. Subtenant and its agents, employees and invitees may occupy no more than 90 parking spaces in the Entire Premises parking lot. If Subtenant has a need for additional spaces, it may, at its expense, expand the parking area by up to 29 additional parking spaces, subject to the prior construction plan approval of CPi and Prime Landlord, and on such reasonable terms and conditions as CPi or Prime Landlord may impose in order to protect the Entire Premises from the imposition of liens as a result of such construction.

18. Brokerage. CPi has been represented in this transaction by Grubb & Ellis, and Tenant has been represented by Colliers Towle Real Estate. CPi will pay a commission of $90,000 to Grubb & Ellis, to be divided equally with Colliers Towle Real Estate. The parties hereby represent and warrant that the only real estate brokers involved in the

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         negotiation and execution of this Lease are the brokers named above.
         Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part.

19. Costs of Enforcement. In event of any breach of this Sublease by Subtenant, Subtenant shall reimburse CPi for all CPi's costs, disbursements and attorney's fees incurred in enforcing or attempting to enforce the terms of the Sublease.

20. All Agreements Included. This instrument embodies all of the agreements between the parties hereto respecting the Premises. Any subsequent changes and modifications shall be embodied in a written instrument duly executed by both CPi and Subtenant.

21. Signage. CPi will allow Subtenant to install signage on top of the existing monument sign. Installation shall be at the sole cost and expense of Subtenant and shall comply with all ordinances of the City of Minnetonka. CPi will continue to use the existing monument sign at the entrance of the driveway. CPi shall also have the right to place signage of its choosing in the common entrance area to direct invitees to CPi's offices.

22. Consent. The obligations hereunder are subject to the condition precedent that Prime Landlord indicate its consent below to this Sublease. If such consent has not been obtained on or prior to July 12, 2000, this Lease shall automatically terminate without liability on the part of either party.

IN AGREEMENT, the parties have executed this Sublease Agreement as of the date first above written.


CREATIVE PUBLISHING                          LIGHTNING ROD SOFTWARE, INC.
INTERNATIONAL, INC.


By:_______________________________           By:_______________________________

Its:______________________________           Its:______________________________

                                     CONSENT

The undersigned, as Lessor under the Prime Lease referred to above, hereby consents to the foregoing Sublease Agreement between Creative Publishing international, Inc. and Lightning Rod Software ("Subtenant"), provided, however, that (i) such consent shall not release or discharge CPi from liability for all of the obligations to be performed by CPi under the Prime Lease; and (ii) such consent shall not be construed as the consent of the undersigned to any further or additional subletting of all or any part of the Premises subject to the Prime Lease.






Date:____________________________



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                                    EXHIBIT A

                                   Prime Lease





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                                    EXHIBIT B

                                   Floor Plan